PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(a New Jersey corporation)

Debt Securities

UNDERWRITING AGREEMENT

_______________, 2005

Ladies and Gentlemen:

Public Service Enterprise Group Incorporated, a New Jersey corporation (“PSEG”), proposes to issue and sell up to $_____________ aggregate principal amount of its senior or subordinated debt securities (the “Debt Securities”), from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale.

The Debt Securities will be issued in one or more series as senior indebtedness (the “Senior Debt Securities”) under an indenture, dated as of November 1, 1998 (the “Senior Indenture”), between PSEG and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (the “Senior Trustee”), or as subordinated indebtedness (the “Subordinated Debt Securities”) under an indenture, to be entered into as of the date of execution (the “Subordinated Indenture”, and collectively with the Senior Indenture, the “Indentures”, and each, an “Indenture”), between PSEG and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (the “Subordinated Trustee”, and collectively with the Senior Trustee, the “Trustees”, and each, a “Trustee”). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements, conversion provisions and any other variable terms established by or pursuant to the applicable Indenture.

As used herein, “Securities” shall mean the Senior Debt Securities and/or the Subordinated Debt Securities, as applicable.

Whenever PSEG determines to make an offering of Securities through _______________ (the “Representatives”), or through an underwriting syndicate managed by the Representatives, PSEG will enter into an agreement (each, a “Terms Agreement”) providing for the sale of such Securities to, and the purchase and offering thereof by, the Representatives and such other underwriters, if any, selected by the Representatives (the “Underwriters”, which term shall include the Representatives, whether acting as sole Underwriters or as members of an underwriting syndicate, as well as any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Securities shall specify the aggregate principal amount of Securities to be initially issued (the “Initial Underwritten Securities”), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter other than the Representatives acting as co-manager in connection with such offering, the aggregate principal amount of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Initial Underwritten Securities and any other material variable terms of the Initial Underwritten Securities. In addition, if applicable, such Terms Agreement shall specify whether PSEG has agreed to grant to the Underwriters an option to purchase additional Securities to cover over-allotments, if any, and the aggregate principal amount of Securities subject to such option (the “Option Underwritten Securities”). As used herein, the term “Underwritten Securities” shall include the Initial Underwritten Securities and all or any portion of any Option Underwritten Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between PSEG and the Representatives, acting for themselves and as representative of any other Underwriters. Each offering of Underwritten Securities through the Representatives as sole Underwriters or through an underwriting syndicate managed by the Representatives will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

PSEG has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-120111) and pre-effective amendment no. 1 thereto for the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement, which also constitutes post-effective amendment no. 1 to registration statement on Form S-3 (No. 333-101400), has been declared effective by the Commission and each Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), and PSEG has filed such post-effective amendments thereto as may be required prior to the execution of the applicable Terms Agreement and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable), in the form in which it was declared effective, is referred to herein as the “Registration Statement”; and the final prospectus and the final prospectus supplement relating to the offering of the Underwritten Securities, in the form first furnished to the Underwriters by PSEG for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the “Prospectus”; provided, however, that all references to the

“Registration Statement” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), prior to the execution of the applicable Terms Agreement; provided, further, that if PSEG files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462(b) Registration Statement”), then, after such filing, all references to “Registration Statement” shall also be deemed to include the Rule 462 Registration Statement. A “preliminary prospectus” shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Underwriting Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include all financial statements, schedules and other information which are incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the execution of the applicable Terms Agreement; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, after the execution of the applicable Terms Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by PSEG. PSEG represents and warrants to the Representatives, as of the date hereof, and to each Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a “Representation Date”), as follows:

(1) Compliance with Registration Requirements. PSEG meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceeding for that purpose has been instituted or is pending or, to the knowledge of PSEG, is contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, each Indenture has been duly qualified under the 1939 Act.

At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto (including the filing of PSEG’s most recent Annual Report on Form 10-K with the Commission (the “Annual Report on Form 10-K”)) became effective and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to PSEG in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

Each preliminary prospectus and prospectus relating to the Underwritten Securities filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(2) Incorporated Documents. The documents filed by PSEG incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3) Independent Accountants. The accountants who certified the financial statements of PSEG and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent registered certified public accountants as required by the 1933 Act and the 1933 Act Regulations.

(4) Financial Statements. The financial statements of PSEG included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of PSEG and its consolidated subsidiaries as of the dates indicated and the results of operations, stockholders’ equity and cash flows of PSEG and its consolidated subsidiaries, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules of PSEG, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. PSEG’s ratios of earnings to fixed charges included in the Prospectus and the computation thereof incorporated by reference as exhibits to PSEG’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2005 and June 30, 2005 have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

(5) No Material Adverse Change. PSEG has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss from fire, explosion, flood, accident or other calamity not fully covered by insurance, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as at which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change or any development involving a prospective material adverse change in the general affairs, financial condition, earnings or business affairs of PSEG and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by PSEG or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to PSEG and its subsidiaries considered as one enterprise, (C) except for regular dividends on PSEG’s common stock or preferred stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by PSEG on any class of its capital stock; and (D) there has not been any material change in the capital stock (other than upon exercise of outstanding stock options, upon conversion of convertible securities outstanding on the date of the most recent balance sheet included in the Prospectus or pursuant to PSEG’s employee or director compensation and benefit plans or PSEG’s direct stock purchase and dividend reinvestment plan) or long-term debt of PSEG and its subsidiaries.

(6) Good Standing of PSEG. PSEG has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change.

(7) Good Standing of Subsidiaries. Each “significant subsidiary” of PSEG (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) and Public Service Electric and Gas Company, PSEG Power LLC and PSEG Energy Holdings Inc. (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are owned by PSEG, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other equity interests of any Subsidiary was issued in violation of preemptive or other similar rights of any security holder of such Subsidiary.

(8) Capitalization. The authorized, issued and outstanding shares of capital stock of PSEG are as set forth in PSEG’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 (except for subsequent issuances thereof, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by PSEG and are fully paid and non-assessable, and none of such shares of capital stock were issued in violation of preemptive or other similar rights of any security holder of PSEG.

(9) Authorization of this Underwriting Agreement and Terms Agreement. This Underwriting Agreement has been, and the applicable Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by PSEG.

(10) Authorization of Underwritten Securities. The Underwritten Securities being sold pursuant to the applicable Terms Agreement, whether Senior Debt Securities and/or Subordinated Debt Securities, have been, or as of the date of such Terms Agreement will have been, duly authorized by PSEG for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of PSEG, enforceable against PSEG in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Underwritten Securities payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

(11) Authorization of the Indentures. Each applicable Indenture has been, or prior to the issuance of the Debt Securities thereunder will have been, duly authorized, executed and delivered by PSEG and, upon such authorization, execution and delivery, will constitute a valid and binding agreement of PSEG, enforceable against PSEG in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued or issuable under such Indenture that are payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority to limit, delay or prohibit the making of payments outside the United States.

(12) Descriptions of the Underwritten Securities and the Indentures. The Underwritten Securities being sold pursuant to the applicable Terms Agreement and each applicable Indenture conform, as of each Representation Date, and when issued and delivered in accordance with their terms will conform, in all material respects to the statements relating thereto contained in the Prospectus and will be substantially in the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(13) Absence of Defaults and Conflicts. Neither PSEG nor any of its Subsidiaries is in violation of its Amended and Restated Certificate of Incorporation, by-laws or other organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which PSEG or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of PSEG or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Change. The execution, delivery and performance of this Underwriting Agreement, the applicable Terms Agreement and each applicable Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by PSEG in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption “Use of Proceeds”) and compliance by PSEG with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of PSEG or any of its subsidiaries pursuant to, any Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of PSEG or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over PSEG or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by PSEG or any of its subsidiaries.

(14) Absence of Labor Dispute. No labor dispute with the employees of PSEG or any of its subsidiaries exists or, to the knowledge of PSEG, is imminent, and PSEG is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Change.

(15) Absence of Proceedings. Other than as set forth in or contemplated by the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of PSEG threatened, against or affecting PSEG or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Change, or which might reasonably be expected to materially and adversely affect the consolidated assets, properties or operations thereof or the consummation of the transactions contemplated under the Prospectus, this Underwriting Agreement, the applicable Terms Agreement or any applicable Indenture, or the performance by PSEG of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which PSEG or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

(16) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(17) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by PSEG of this Underwriting Agreement or the applicable Terms Agreement or for the performance by PSEG of the transactions contemplated under the Prospectus, this Underwriting Agreement, such Terms Agreement or any applicable Indenture, except the registration of the Securities under the 1933 Act, the qualification of the Indentures under the 1939 Act and such consents, approvals, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the issuance and sale, as the case may be, of the Securities and except such as have been already made, obtained or rendered, as applicable.

(18) Possession of Licenses and Permits. PSEG and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them. PSEG and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Change. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Change. Neither PSEG nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(19) Title to Property. PSEG and its Subsidiaries have good and marketable title to all real property owned by PSEG and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by PSEG or any of its Subsidiaries. All of the leases and subleases material to the business of PSEG and its Subsidiaries considered as one enterprise, and under which PSEG or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither PSEG nor any of its Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of PSEG or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of PSEG or such Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.

(20) Facilities. Except as otherwise stated in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Change, the mechanical, electrical and other operating systems in the PSEG’s generation facilities are in good working order and repair and are adequate for the present operation of the generation facilities by PSEG as described in the Prospectus.

(21) Insurance. PSEG and its Subsidiaries have in full force and effect insurance with reputable insurers covering their assets, properties, operations, personnel and business against such losses, damage, risks and hazards as are adequate in accordance with customary industry practice to protect PSEG, its Subsidiaries and their businesses.

(22) Commodity Exchange Act. The Underwritten Securities being sold pursuant to the applicable Terms Agreement will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the “Commodity Exchange Act”), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the “Commodity Exchange Act Regulations”).

(23) Investment Company Act. PSEG is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required to register as, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(24) Environmental Laws. Except as otherwise stated in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Change, (A) neither PSEG nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) PSEG and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against PSEG or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting PSEG or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(25)    Patriot Act. PSEG will apply the net proceeds received from the offering as provided in the section captioned “Use of Proceeds” in the Prospectus and, to the best of PSEG’s knowledge, none of the proceeds received from the offering will be used to further any action in violation or contravention of the U.S.A. Patriot Act or otherwise violate or contravene the rules, regulations or policies of the U.S. Office of Foreign Assets Control.

(26)    No Fiduciary Relationship. PSEG acknowledges and agrees that in connection with all aspects of the transaction contemplated by this Underwriting Agreement and the applicable Terms Agreement, PSEG and each Underwriter have an arms length business relationship that creates no fiduciary duty on the part of any Underwriter and each expressly disclaims any fiduciary relationship.

(b)      Officers’ Certificates. Any certificate signed by any officer of PSEG or any of its Subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by PSEG to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

(b) Option Underwritten Securities. Subject to the terms and conditions herein set forth, PSEG may grant, if so provided in the applicable Terms Agreement, an option to the Underwriters, severally and not jointly, to purchase up to the aggregate principal amount of the Option Underwritten Securities set forth therein at a price per Option Underwritten Security equal to the price per Initial Underwritten Security. Such option, if granted, will expire 30 days after the date of such Terms Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by the Representatives to PSEG setting forth the aggregate principal amount of Option Underwritten Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Underwritten Securities. Any such time and date of payment and delivery (each, a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Representatives and PSEG. If the option is exercised as to all or any portion of the Option Underwritten Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total aggregate principal amount of Option

Underwritten Securities then being purchased which the aggregate principal amount of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in such Terms Agreement bears to the total aggregate principal amount of Initial Underwritten Securities.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Underwritten Securities shall be made at the offices of PSEG, 80 Park Plaza, Newark, New Jersey 07101, or at such other place as shall be agreed upon by the Representatives and PSEG, at 9:00 A.M. (Eastern time) on the fifth business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and PSEG (such time and date of payment and delivery being herein called “Closing Time”). In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Underwritten Securities, payment of the purchase price for, and delivery of such Option Underwritten Securities, shall be made at the above-mentioned offices of PSEG, or at such other place as shall be agreed upon by the Representatives and PSEG, on the relevant Date of Delivery as specified in the notice from the Representatives to PSEG.

Payment shall be made to PSEG by wire transfer of immediately available funds to a bank account designated by PSEG, against delivery to the Representatives for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for their accounts, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. Each Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. The Underwritten Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Underwritten Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 9:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of PSEG. PSEG covenants with the Representatives and with each Underwriter participating in the offering of Underwritten Securities, as follows:

(a) Compliance with Securities Regulations and Commission Requests. For so long as the Underwriters are required to deliver a Prospectus in connection with an offering of Underwritten Securities as contemplated by this Agreement, PSEG will notify the Representatives promptly, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii)

any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. PSEG will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. PSEG will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, promptly to use its best efforts to obtain its withdrawal.

(b) Filing of Amendments. For so long as the Underwriters are required to deliver a Prospectus in connection with an offering of Underwritten Securities as contemplated by this Agreement, PSEG will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document of which the Representatives or counsel for the Underwriters shall reasonably disapprove.

(c) Delivery of Registration Statements. PSEG has furnished or will deliver to the Representatives and counsel for the Underwriters, in such quantities as the Representatives may reasonably request, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. PSEG will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and PSEG hereby consents to the use of such copies for purposes permitted by the 1933 Act. PSEG will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. PSEG will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for PSEG, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, PSEG will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and PSEG will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. PSEG will use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of the applicable Terms Agreement; provided, however, that PSEG shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Underwritten Securities have been so qualified, PSEG will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of such Terms Agreement.

(g) Earnings Statement. PSEG will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. PSEG will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(i) Listing. PSEG will use its best efforts to effect the listing of the Underwritten Securities, prior to the Closing Time, on any national securities exchange or quotation system if and as specified in the applicable Terms Agreement.

(j) Restriction on Sale of Securities. Between the date of the applicable Terms Agreement and the Closing Time or such other date specified in such Terms Agreement, PSEG will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, the securities specified in such Terms Agreement.

(k) Reporting Requirements. PSEG, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4. Payment of Expenses. (a) Expenses. PSEG will pay all expenses incident to the performance of its obligations under this Underwriting Agreement or the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any Agreement Among Underwriters, the Indentures and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Underwritten Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of PSEG’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustees and their respective counsel, (v) the qualification of the Underwritten Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Underwritten Securities, (x) all other costs and expenses incident to the performance of obligations hereunder which are not otherwise specifically provided for in this Section and (xi) the fees and expenses of any Underwriter acting in the capacity of a “qualified independent underwriter” (as defined in Rule 2720(b)(15) of the Conduct Rules of the NASD), if applicable.

(b) Termination of Agreement. If the applicable Terms Agreement is terminated by the Representatives in accordance with the provisions of Section 5 hereof, PSEG shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of PSEG contained in Section 1 hereof or in certificates of any officer of PSEG or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by PSEG of its covenants and other obligations hereunder, and to the following additional conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceeding for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with the appropriate provision of Rule 424 of the 1933 Act Regulations.

(b) Opinion of Counsel for PSEG. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of either James T. Foran, Esquire, Associate General Counsel of PSEG, or R. Edwin Selover, Esquire, Senior Vice President and General Counsel of PSEG, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. In making the statement regarding material misstatement or omission in the penultimate paragraph in Exhibit B, such counsel may specify that he makes no comment relating to any reports filed by Exelon with the Commission and incorporated by reference in the Registration Statement, any post-effective amendment thereto or in the Prospectus.

(c) Letter from Ballard Spahr Andrews & Ingersoll, LLP. At Closing Time, the Representatives shall have received a letter, dated as of Closing Time, from Ballard Spahr Andrews & Ingersoll, LLP, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in items (6) to (9), (10) (solely as to the information in the Prospectus under “Description of Debt Securities”, or any caption purporting to describe any such Securities), (16), (17), (20) and the penultimate paragraph of Exhibit B hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of PSEG and its subsidiaries and certificates of public officials.

(e) Officer’s Certificate. At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, and the Representatives shall have received a certificate of the Chairman, the President or any Vice President of PSEG, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) PSEG has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted, is pending or, to the best of such officer’s knowledge, is threatened by the Commission.

(f) Accountant’s Comfort Letter. At the time of the execution of the applicable Terms Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such respective date and addressed to the Board of Directors of PSEG and the Representatives (on their own behalf and as representatives of the Underwriters) with copies thereof for each of the Underwriters, to the effect that (i) they are independent registered certified public accountants with respect to PSEG and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) in their opinion, the audited consolidated financial statements and financial statement schedule(s) of PSEG and its subsidiaries incorporated by reference in the Registration Statement and the Prospectus and included in PSEG’s Current Report on Form 8-K, dated August 29, 2005, which updates Items 6, 7, 7A, 8 and 14 of PSEG’s most recent Annual Report on Form 10-K comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations; (iii) on the basis of (1) the performance of the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement on Auditing Standards No. 100, Interim Financial Information, on the unaudited consolidated balance sheets, the unaudited consolidated statements of income and retained earnings, and the unaudited consolidated statements of cash flows of PSEG and its subsidiaries incorporated by reference in the Registration Statement and the Prospectus and included in PSEG’s Form 10-Q Quarterly Reports filed with the Commission under Section 13 of the 1934 Act (the “Forms 10-Q”) subsequent to the most recent Annual Report on Form 10-K, (2) a reading of the latest available unaudited financial statements of PSEG, (3) a reading of the minutes of meetings of the Shareholders of the Company, the Board of Directors of the Company and the audit, corporate governance, executive, finance, nuclear and organization and compensation committees thereof as set forth in the minute books for the current year and certain draft resolutions for subsequent meetings, and (4) inquiries of the officers of PSEG who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP makes no representation as to the sufficiency of such procedures for the purposes of the Underwriters), nothing has come to their attention which caused them to believe that (A) any material modifications should be made to the unaudited financial statements included in the

Forms 10-Q for them to be in conformity with generally accepted accounting principles; (B) the unaudited financial statements included in the Forms 10-Q do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or (C) at the date of the latest available financial statements and at a specified date not more than three days prior to the date of such letter, there was any change in the common stock or preferred stock or increase in long-term debt (except for such stock and long-term debt acquired for sinking fund purposes or redeemed pursuant to optional redemption or sinking fund provisions, or changes in capital lease obligations incurred in the ordinary course of PSEG’s business) of PSEG or any decreases in the consolidated net assets or stockholders’ equity or increase in consolidated net current liabilities of PSEG (except as occasioned by the declaration of dividends), in each case as compared with the amounts shown on the most recent consolidated balance sheet of PSEG incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of such balance sheet to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, operating income, or the total or per share amount of net income of PSEG, except in each such case as set forth in or contemplated by the Registration Statement and the Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Underwriters and PSEG; (iv) in addition to the audit referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of PSEG and its subsidiaries identified in such letter, provided, however, that said letter may vary from requirements specified above in such manner as the Representatives may deem not to be material or as may be acceptable to the Representatives with the consent of Underwriters who, together with the Representatives, have agreed to purchase in the aggregate 50% or more of the Underwritten Securities.

(g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Ratings. At Closing Time and at any relevant Date of Delivery, the Underwritten Securities shall have the ratings accorded by any “nationally recognized statistical rating organization”, as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, as specified in the applicable Terms Agreement, and PSEG shall have delivered to the Representatives a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the Representatives, confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the

Underwritten Securities or any of PSEG’s other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of PSEG’s other securities.

(i) Approval of Listing. At Closing Time, the Underwritten Securities shall have been approved for listing, subject only to official notice of issuance, if and as specified in the applicable Terms Agreement.

(j) No Objection. If the Registration Statement or an offering of Underwritten Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) Lock-up Agreements. On the date of the applicable Terms Agreement, the Representatives shall have received, in form and substance satisfactory to them, each lock-up agreement, if any, specified in such Terms Agreement as being required to be delivered by the persons listed therein.

(l) Over-Allotment Option. In the event that the Underwriters are granted an over-allotment option by PSEG in the applicable Terms Agreement and the Underwriters exercise their option to purchase all or any portion of the Option Underwritten Securities, the representations and warranties of PSEG contained herein and the statements in any certificates furnished by PSEG or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, the Representatives shall have received:

(1) A certificate, dated such Date of Delivery, of the Chairman, the President or any Vice President of PSEG, confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(2) The favorable opinion of either James T. Foran, Esquire, Associate General Counsel of PSEG or R. Edwin Selover, Esquire, Senior Vice President and General Counsel of PSEG, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(3) A letter from Ballard Spahr Andrews & Ingersoll, LLP, in form and substance satisfactory to counsel for the Underwriters dated such Date of Delivery, to the same effect as the letter required by Section 5(c) hereof.

(4) The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(5) A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(6) Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Underwritten Securities or any of PSEG’s other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of PSEG’s other securities.

(m) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by PSEG in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n) Termination of Terms Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement (or, with respect to the Underwriters’ exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Underwritten Securities on such Date of Delivery) may be terminated by the Representatives by notice to PSEG at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. PSEG agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)      against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any alleged untrue statement or omission, if such settlement is effected with the written consent of PSEG; and

(iii)     against any and all expense whatsoever, as incurred, reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply (i) to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to PSEG by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (ii) to any Underwriter in connection with any preliminary prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results solely from the fact that such Underwriter sold Underwritten Securities to a person to whom it is established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) in any case where such delivery is required by the 1933 Act, if PSEG has previously furnished to the Representatives on behalf of the Underwriters, including such Underwriter, the copies thereof theretofore requested by the Representatives, and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in a preliminary prospectus that was corrected in the Prospectus.

(b) In no case shall PSEG be liable under the indemnity agreement set forth in Section 6(a) hereof with respect to any claim made against any Underwriter or any such controlling person unless such party shall be notified in writing of the nature of the claim promptly after the assertion thereof, but failure to so notify such party shall not relieve it from any liability which it may have otherwise than on account of said indemnity agreement. PSEG shall be entitled to participate at its own expense in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Underwriter or Underwriters or controlling person or persons, defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In the event that PSEG elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include PSEG and one or more Underwriters and any such Underwriter shall have been advised by counsel chosen by it and satisfactory to PSEG, as the case may be, that there may be one or more legal defenses available to it which are different from or additional to those available to PSEG, PSEG shall not have the right to assume the defense of such action on behalf of such Underwriter and PSEG will reimburse such Underwriter and any person controlling such Underwriter as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that PSEG shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated by the Representatives in writing. PSEG agrees to notify the Representatives promptly after the assertion of any claim against it, any of its directors, any of its officers who signed the Registration Statement, or any person who controls it within the meaning of Section 15 of the 1933 Act, in connection with the issuance and sale, as the case may be, of the Securities.

(c) Indemnification of PSEG, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless PSEG, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls PSEG within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to PSEG by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against PSEG or any person so indemnified based on the Registration Statement, such preliminary prospectus or the Prospectus, or any amendment or supplement thereto and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to PSEG, and PSEG and each person so indemnified shall have the rights and duties given to the Underwriters by the provisions of Section 6(b) hereof.

(d) The indemnity agreements contained in this Section 6 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of PSEG, or any Underwriter or any controlling person, and shall survive the delivery of the Securities to the Underwriters.

(e) Settlement. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, PSEG and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreements incurred by PSEG and one or more of the Underwriters in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount in the Terms Agreement or appearing on the cover page of the Prospectus relating to the Underwritten Securities bears to the initial public offering price appearing thereon and PSEG is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of PSEG, each officer of PSEG who signed the Registration Statement, and each person, if any, who controls PSEG within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as PSEG. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Initial Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of PSEG or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of PSEG, and shall survive delivery of and payment for the Underwritten Securities.

If this Agreement shall be terminated pursuant to Section 9 hereof, PSEG shall not be under any liability to any Underwriter except as provided in Sections 4, 6 and 7 hereof; but if, for any other reason, the transactions contemplated herein are not consummated, PSEG will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but PSEG shall then be under no further liability to the Underwriters in respect of the Securities not so delivered except as provided in Sections 4, 6 and 7 hereof. Except as provided above, PSEG shall not be liable to the Underwriters for damages on account of any other consequential damages or loss of anticipated profits.

In all dealings hereunder, the representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by the Representatives on behalf of the Underwriters.

SECTION 9. Termination.

(a) Underwriting Agreement. This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by PSEG or by the Representatives upon the giving of 30 days’ prior written notice of such termination to the other party hereto.

(b) Terms Agreement. The Representatives may terminate the applicable Terms Agreement, by notice to PSEG, at any time at or prior to the Closing Time or any relevant Date of Delivery, (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) if trading in any securities of PSEG has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if the rating accorded the Securities or any debt securities or other security of PSEG, by any nationally recognized statistical rating organization shall have been decreased or withdrawn or any such rating organization has publicly announced or given notice of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(c) Liabilities. If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36-hour period, then:

(a)

if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)

if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement (or, with respect to the Underwriters’ exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and PSEG to sell, such Option Underwritten Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in (i) a termination of the applicable Terms Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and PSEG with respect to the related Option Underwritten Securities, as the case may be, either the Representatives or PSEG shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to ________________ Attention: ________________, and notices to PSEG shall be directed to Public Service Enterprise Group Incorporated, 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101 Attention: Morton Plawner, Treasurer, with a copy to James Foran, Associate General Counsel.

SECTION 12. Parties. This Underwriting Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon PSEG, the Representatives and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and PSEG and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS UNDERWRITING AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Very truly yours,
PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

By:
Name:
Title:

Confirmed and accepted as of the date first above written:

By:
Name:
Title:

By:
Name:
Title:

Exhibit A

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(a New Jersey corporation)

Debt Securities

TERMS AGREEMENT

_______________, 200__

To:	Public Service Enterprise Group Incorporated 80 Park Plaza, T6A P.O. Box 1171 Newark, NJ 07101-1171

Ladies and Gentlemen:

We understand that Public Service Enterprise Group Incorporated, a New Jersey corporation (“PSEG”), proposes to issue and sell $____________ aggregate principal amount of its debt securities (the “Debt Securities”) (such securities also being hereinafter referred to as the “Underwritten Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

Underwriter	Principal Amount
$

Total _______________________________	$

The Underwritten Securities shall have the following terms:

Title:
Rank:	[Senior] [Subordinated] unsecured debt securities.
Ratings:	Moody’s Investors Service, Inc.

Standard & Poor’s Rating Service

Aggregate principal amount:	$

Aggregate principal amount of Option Underwritten Securities:

Denominations:	$1,000 and integral multiples thereof.
Currency of payment:	U.S. dollars.

Interest rate or formula:

Interest payment dates:

Regular record dates:

Stated maturity date:

Redemption provisions:

Sinking fund requirements:	None.
Listing requirements:	None.
Black-out provisions:	[Three business days from the date of this Agreement]

Fixed or Variable Price Offering:	Fixed Price Offering
	Initial public offering price per security:	___% of the principal amount, plus unpaid interest accrued, if any, from __________, 200__.
	Purchase price per security:	___% of the principal amount, plus unpaid interest accrued, if any, from __________, 200__.
Form:	Global Note through the facilities of The Depository Trust Company.

Other terms and conditions:

Closing date and location:	___________, 200__, 9:00 A.M. 80 Park Plaza Newark, NJ 07101

All of the provisions contained in the document attached as Annex I hereto entitled “PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED — Debt Securities — Underwriting Agreement” are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Please accept this offer no later than 7:00 o’clock P.M. (New York City time) on ______________, 200_ by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

[Underwriters]

By: [Representative]

Authorized Signatory

On behalf of itself and the other Underwriters named above.

Accepted:

PUBLIC SERVICE ENTERPRISE

GROUP INCORPORATED

By:
Name: Title:

Annex I-1